Exhibit 23.1








                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     -----------------------------------

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 2-98466) and Form S-8 (Nos. 333-02011, 333-21805, 333-21807, 333-21809, 333-26731,
333-46261, 33-3899, 33-34039 and 33-35283) of Chevron Corporation, and to the
incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-14307) of Chevron Capital U.S.A. Inc. and Chevron Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-58838) of Chevron Canada Finance Limited and Chevron Corporation, and to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-56373 and 33-56377) of Chevron Transport Corporation and Chevron Corporation, and to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 2-90907) of Caltex Petroleum Corporation of our report dated February 20, 1998, appearing on page FS-14 of this Annual Report on Form 10-K.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

San Francisco, California
March 25, 1998
                                    E-3